Exhibit 10.2

RETIREMENT AGREEMENT

BY AND BETWEEN

FARMERS NATIONAL BANC CORP. AND FARMERS NATIONAL BANK

AND

FRANK L. PADEN

Effective as of the Effective Date (as defined in Section 7.03[4]), Farmers National Banc Corp. and Farmers National Bank (collectively “Farmers Bank” or the “Employers”), and Frank L. Paden (“Mr. Paden”), (collectively, the “Parties”), enter into this Retirement Agreement (“Agreement”) to describe the terms and conditions of Mr. Paden’s continuing employment with Farmers Bank and subsequent retirement at the end of the Term (as defined below) of this Agreement.

ARTICLE 1 TERM OF AGREEMENT

Unless employment terminates at an earlier date as provided in Article 2, Mr. Paden will remain employed by Farmers Bank from the Effective Date until September 30, 2011 (“Term”), at which time Mr. Paden agrees that he will voluntarily terminate employment with the Employers because of retirement.

ARTICLE 2 EMPLOYMENT DURING THE TERM AND RETIREMENT

2.01 Mr. Paden will remain employed by the Employers under the terms and conditions contained in an employment agreement between Farmers National Bank of Canfield and Mr. Paden, dated December 23, 2008 (the “Employment Agreement”). A copy of the Employment Agreement is attached as Exhibit “B.” Mr. Paden agrees to the following:

[1] Effective at the close of business on September 30, 2011 (“Retirement Date”), the Employment Agreement will expire and Mr. Paden will retire and his employment will terminate and such employment termination shall be Mr. Paden’s “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986 as amended (the “Code”) and the regulations promulgated or published thereunder (collectively, “Section 409A”);

[2] This Agreement shall be deemed acceptable and appropriate notice of the non-renewal of the Employment Agreement under paragraph 3 of the Employment Agreement

[3] Effective as of the Retirement Date, Mr. Paden will [a] resign as a director, including his role as Executive Chairman of the Board of Directors of Farmers Bank; and [b] resign from the Office of Secretary of Farmers National Banc Corp.;

and

[4] Effective as of the Retirement Date, Mr. Paden will resign from any other position held with Farmers Bank or any other related entity.

2.02 Reporting. During the Term of this Agreement Mr. Paden will report directly to the Board of Directors of Farmers Bank.

ARTICLE 3 POST TERM CONSIDERATION

Effective as of the Retirement Date and subject to this Article and to Article 2:

3.01 Expiration of Term. Mr. Paden agrees that he will comply with the terms of this Agreement and will voluntarily terminate his employment because of retirement on the Retirement Date. In exchange, but subject to Mr. Paden’s [1] execution and non-revocation of a general release substantially in the form attached hereto as Exhibit “A” (“General Release”), [2] compliance with any restrictions imposed under Section 409A of the Code, and [3] compliance with the terms of this Agreement, Mr. Paden will receive the benefits described in this Article.

3.02 Separation Pay. Farmers Bank will pay to Mr. Paden “Separation Pay” in the amount of One Hundred Fifty Thousand Dollars ($150,000.00), less all withholding deductions for applicable federal, state and local income and employment taxes and any applicable court authorized support withholdings. The Separation Pay will be paid in Eighteen (18) equal monthly installments, beginning on the first regularly scheduled payday following the Retirement Date, provided that: [1] the seven (7) day statutory period during which Mr. Paden may revoke such General Release has expired before the first payday and; [2] in compliance with Section 409A or, if earlier, within thirty (30) days following Mr. Paden’s death.

3.03 Retiree Health Insurance Benefits. Farmers Bank will amend its retiree medical plan(s) to permit Mr. Paden to be eligible to participate in the retirement hospitalization insurance that Farmers Bank maintains for its retirees in accordance with the provisions of that plan and program and on the same basis as other retired employees of Farmers Bank who may participate in the retiree medical plan and related hospitalization insurance. Mr. Paden will be responsible for his portion of the monthly premium consistent with other retiree medical plan participants. The Employers represent and warrant to Mr. Paden such retiree medical plan(s) satisfies the retiree-only exemption of Code Section 9831(a)(2) and Section 732(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Therefore, provided the Employers maintain such retiree medical plan(s) to satisfy the retiree-only exemption of the Code and ERISA (and any subsequent similar legislation), to the extent that Mr. Paden’s participation in the retiree medical plan(s) would be discriminatory under Section 105 of the Internal Revenue Code or Section 2716 of the Public Health Services Act, Mr. Paden shall be responsible for any taxes related to his participation which are imposed upon him by the Internal Revenue Service and state and local tax authorities. If Section 2716 of the Public Health Services Act is determined to be applicable to the retiree health plan, Farmers reserves the right, in lieu of continuing Mr. Paden’s participation in the retiree health plan, to provide Mr. Paden with benefits that are substantially similar to those provided under the retiree health insurance plan and at a premium cost equal to the monthly premium paid by other retiree medical plan participants.

3.04 Existing Deferred Compensation Agreement. Mr. Paden will continue to be eligible to receive benefits under the deferred compensation agreement dated January 1, 2005 and attached hereto as Exhibit “C” (“Deferred Compensation Agreement”). Any such benefit is governed by the terms of the Deferred Compensation Agreement, but this confirms our understanding that under the Deferred Compensation Agreement Mr. Paden will be entitled to receive the amount of $656.47 per month beginning with the first regularly scheduled payroll following September 30, 2011 and continuing on the first payroll of each month thereafter for a period of 203 months, subject to the terms of the Deferred Compensation Agreement.

3.05 No Duplicate Payments. Nothing in this Article 3 is intended to result in the duplication of any payments or benefits provided to Mr. Paden prior to the execution of this Agreement or under the terms of any other agreement by and between Mr. Paden and the Employers (“Prior Agreements”) or under any other employee benefit plan or program maintained or sponsored by the Employers on or before the Effective Date, including, without limitation, board of director compensation, any accrued vacation or paid time off payments, and payments under any incentive compensation plans.

3.06 Effect of Other Severance Benefits. Regardless of any other provision of this Agreement and except as specifically provided in this Agreement, all amounts paid under this Article 3 will be in lieu of any amounts payable to Mr. Paden from any broad-based severance program in which Mr. Paden participates and, by signing this Agreement, Mr. Paden specifically waives any rights to receive any amounts from any broad-based severance program in which he participates.

ARTICLE 4 POST-TERMINATION OBLIGATIONS

4.01 Restrictive Covenants. Mr. Paden expressly covenants and agrees that, during and after the Term, he will comply with the restrictive covenants contained in the Employment Agreement and Deferred Compensation Agreement; provided, however, that Section 5 of the Deferred Compensation Agreement is hereby amended to reduce the period of the Covenant Not to Compete to eighteen (18) months from the Retirement Date. To the extent that the restrictions contained in the Employment Agreement conflict with the restrictions contained in the Deferred Compensation Agreement as herein amended, the restrictions providing the greatest protection for the Employers will control.

4.02 Return of Materials. Mr. Paden agrees [1] to deliver or return to Farmers Bank upon the Retirement Date all written Confidential Information (as defined in the Employment Agreement) furnished by the Employers or prepared by Mr. Paden in connection with his employment, and [2] that he will not knowingly retain any copies of any of the materials described in Section 4.02[1]. Should Mr. Paden, at any time in the future discover that he is in possession of any confidential information or other assets of the Employer’s which he was unaware of at the signing of this Agreement, he shall furthermore return the same to Farmers Bank. In addition, upon Mr. Paden’s termination of employment he agrees to immediately return to Farmers Bank all property of Farmers Bank which is in his possession, including, but not limited to, memoranda, books, papers, computer files, laptops, credit cards and keys.

4.03 Non-Disparagement - Cooperation. Mr. Paden and Farmers Bank (on its behalf and on behalf of each related entity) agree that he and it will not make any disparaging remarks about the other, provided that neither Mr. Paden nor Farmers Bank will be precluded from making any remarks in any legally required communication in the course of any legal proceeding. Mr. Paden shall fully and completely cooperate with the Farmers Bank and Farmers Bank’s counsel in connection with any legal or administrative matter brought against the Farmers Bank or any related entity.

4.04 Indemnity and Insurance. Farmers Bank shall maintain through the Retirement Date its Indemnification Agreement with Mr. Paden dated May 1, 2011 (“Indemnification Agreement”) and the current Director’s and Officer’s liability insurance policy, covering Paden’s activities through the Retirement Date, upon the terms and conditions of that Agreement and policy, which are incorporated herein by this reference. The Indemnification Agreement is attached hereto as Exhibit D.

ARTICLE 5 ASSIGNMENT OF AGREEMENT

5.01 Except as specifically provided in this section, Farmers Bank may not assign this Agreement to any person or entity. However, this Agreement may and will be assigned or transferred to, and will be binding upon and inure to the benefit of, any Successor of Farmers Bank, in which case this Agreement will be interpreted and applied by substituting that Successor for Farmers Bank under the terms of this Agreement. For these purposes, “Successor” means any person, firm, institute or business entity which at any time, whether by merger, purchase or otherwise acquires all or substantially all of the assets or the business of Farmers Bank.

5.02 Because the services to be provided by Mr. Paden to Farmers Bank under this Agreement are personal to him, Mr. Paden may not assign the duties allocated to him under this Agreement to any other person or entity. However, this Agreement will inure to the benefit of and be enforceable by Mr. Paden’s personal or legal representatives, executors and administrators, successors, heirs, distributees, devisees, and legatees to the extent of any amounts payable to Mr. Paden that are due to Mr. Paden upon his death.

ARTICLE 6 CONFIDENTIALITY, NONDISPARAGEMENTS

6.01 The Parties acknowledge and agree that a material inducement for Farmers Bank to enter into this Agreement is Mr. Paden’s obligations to hold completely confidential all matters relating to this Agreement other than the existence of the Agreement and the terms and conditions as expressly set forth herein. Therefore, in order to preserve the value of this Agreement to Farmers Bank, Mr. Paden hereby agrees and acknowledges as follows:

[1] The events leading to this Agreement and the facts relating thereto, other than the existence and the express terms and conditions of this Agreement, are confidential and shall not be disclosed or discussed by Mr. Paden or his attorney or other advisors, except as required by legal process and then only after notice is first given by the party seeking to make disclosure such that the other party will have a reasonable opportunity to oppose disclosure; provided, however, that Mr. Paden may disclose such matters relating to this Agreement to his spouse, attorney(s) or accountant(s). Mr. Paden and his attorney(s) agree not to discuss with any member of the press or any other media or in any non-judicial public or private forum, any such information relating to the Agreement other than its existence and the express terms and conditions contained herein; and

[2] Employers may make such public disclosures relating to this Agreement to their shareholders, directors, trustees, officers, agents, insurers, employees, accountants, financial advisors, and regulatory agencies (including without limitation the Securities and Exchange Commission), and make such public filings and/or summaries of this Agreement, as they may deem to be advisable and as required by applicable securities laws and regulations.

6.02 Mr. Paden further agrees that during the Term and following his retirement, Mr. Paden shall not make any public statements which disparage the Employers or any affiliate or any of their respective directors, officers or employees. Nothing in the foregoing is intended to prohibit Mr. Paden from making truthful statements required by order of a court, governmental body or regulatory body having appropriate jurisdiction.

ARTICLE 7 MUTUAL RELEASES, WAIVERS AND REVOCATION RIGHTS

7.01 Release

[1] In consideration of receipt of the payments and benefits set forth herein, Mr. Paden does hereby fully and forever surrender, release, acquit and discharge the Employers and their principals, stockholders, directors, trustees, officers, agents, administrators, insurers, subsidiaries, affiliates, employees, successors, assigns, related entities, and legal representatives, personally and in their representative capacities, and each of them (collectively, “Released Parties”), of and from any and all claims for costs of attorneys’ fees, expenses, compensation, and all losses, demands and damage of whatsoever nature or kind in law or in equity, whether known or unknown, including without limitation those claims arising out of, under, or by reason of Mr. Paden’s employment with Farmers Bank, or any related entity, Mr. Paden’s relationship with the Employers and/or the termination of Mr. Paden’s employment relationship and any and all claims which were or could have been asserted in any charge, complaint, or related lawsuit. Without limiting the generality of the foregoing, Mr. Paden specifically releases and discharges, but not by way of limitation, any obligation, claim, demand or cause of action based on, or arising out of, any alleged wrongful termination, breach of employment contract, breach of implied covenants of good faith and fair dealing, defamation, fraud, promissory estoppel, intentional or negligent infliction of emotional distress, discrimination based on age, pain and suffering, personal injury, punitive damages, and any and all claims arising from any alleged violation by the Released Parties of any federal, state, or local statutes, ordinances or common laws, including but not limited to the Ohio Civil Rights Act, including all provisions of the Ohio Revised Code concerning discrimination on the basis of age, the Age Discrimination in Employment Act of 1967 (“ADEA”), Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act or the Employee Retirement Income Security Act of 1974. This release of rights is knowing and voluntary. The Employers acknowledge that Mr. Paden does not release herein any rights or claims which may arise after the Effective Date of this Agreement or any rights he has under this Agreement, any rights he may have regarding the enforcement of this Agreement, his rights under COBRA, ERISA, or his rights to indemnification under common law, the Articles of Incorporation or Code of Regulations of the Employers, and the Indemnification Agreement.

[2] Mr. Paden represents and warrants that he has not engaged in any activity prior to the date hereof which violates any of Farmers Bank’s written policies, procedures, plans or agreements with Mr. Paden, and has not engaged in any fraudulent or unlawful conduct concerning Farmers Bank. Mr. Paden acknowledges that Farmers Bank is relying on the veracity of Mr. Paden’s statements as a condition to this Agreement and this release. In consideration of the execution of this Agreement and in reliance upon the foregoing representations, Farmers Bank, by signing this Agreement hereby fully and forever surrenders, releases, acquits and discharges Paden, his heirs and assigns, and each of them of and from any and all claims for costs of attorneys’ fees, expenses, compensation, and all losses, demands and damage of whatsoever nature or kind in law or in equity, whether known or unknown, including without limitation those claims arising out of, under, or by reason of Mr. Paden’s employment with Farmers Bank Mr. Paden’s relationship with Farmers Bank or any related entity and/or the termination of Mr. Paden’s employment relationship and any and all claims which were or could have been asserted in any charge, complaint, or related lawsuit. Without limiting the generality of the foregoing, the Employers specifically release and discharge, but not by way of limitation, any obligation, claim, demand or cause of action based on, or arising out of, any breach of employment contract, breach of implied covenants of good faith and fair dealing, defamation, fraud, promissory estoppel, punitive damages, and any and all claims arising from any alleged violation by Paden of any federal, state, or local statutes, ordinances or common laws. This release of rights is knowing and voluntary. Notwithstanding the foregoing, Paden acknowledges that Employers do not release herein any rights or claims which may arise after the Effective Date of this Agreement (as defined in Section 7.03[4] of this Agreement), nor any rights they have under the Retirement Agreement, including any rights they may have regarding the enforcement of the Retirement Agreement. Also, notwithstanding the foregoing, nothing in this Agreement constitutes a waiver of claims which cannot by law be released through this Agreement, claims that may be assigned to an insurer of Farmers Bank, or claims based upon a breach of the representations made by Mr. Paden in this Section 7.01[2]

7.02 Waiver of Right to Sue.

[1] Except for the Employers’ promises and obligations contained in this Agreement, Mr. Paden further agrees, promises and covenants that neither he, nor any person, organization, or any other entity acting on his behalf will file, charge, claim, sue or cause or permit to be filed, charged or claimed, any action for damages or other relief (including injunctive, declaratory, monetary relief or other) against the Employers, involving any matter occurring in the past up to the Effective Date of this Agreement or involving any continuing effects of actions or practices which arose prior to the Effective Date of this Agreement or the termination of Mr. Paden’s employment.

[2] Mr. Paden represents and warrants that he has not engaged in any activity prior to the date hereof which violates any of Farmers Bank’s written policies, procedures, plans or agreements with Mr. Paden, and has not engaged in any fraudulent or unlawful conduct concerning Farmers Bank. Mr. Paden acknowledges that Farmers Bank is relying on the veracity of Mr. Paden’s statements as a condition to this Agreement and waiver of the Right to Sue. In reliance upon the foregoing representations, except for Employers’ promises and obligations contained in the Retirement Agreement, Employers further agree, promise and covenant that neither they, nor any person, organization, or any other entity acting on their behalf will file, charge, claim, sue or cause or permit to be filed, charged or claimed, any action for damages or other relief (including injunctive, declaratory, monetary relief or other) against Paden, involving any matter occurring in the past up to the Effective Date of this Agreement or involving any continuing effects of actions or practices which arose prior to the Effective Date of this Agreement or the termination of Mr. Paden’s employment. Notwithstanding the foregoing, nothing in this Agreement constitutes a waiver of claims which cannot by law be waived through this Agreement, claims that may be assigned to an insurer of Farmers Bank, or claims based upon a breach of the representations made by Mr. Paden in this Section 7.02[2]

7.03 Older Workers’ Benefit Protection Act Waiver. Mr. Paden has certain individual federal rights, which must be explicitly waived. Specifically, Mr. Paden is protected by the ADEA from discrimination in employment because of his age. By executing this Agreement, Mr. Paden waives these rights as to any past or current claims. Notwithstanding anything else in this Agreement, excluded from this Agreement are ADEA age claims that may arise after execution of this Agreement. In connection with the releases in Section 7.01 and waivers in Section 7.02 of any and all claims or disputes that Mr. Paden has or may have on the date hereof, Mr. Paden makes the following acknowledgements:

[1] By signing this Agreement, Mr. Paden waives all claims against the Released Parties for discrimination based on age, including without limitation, any claim which arises under or by reason of a violation of the ADEA.

[2] In consideration of the releases, waivers and covenants made by Mr. Paden under this Agreement, Mr. Paden will be receiving the payments and other benefits in the amounts and manner described in Article 3 of this Agreement.

[3] Mr. Paden represents and acknowledges that he has consulted with an attorney prior to executing this Agreement and Mr. Paden has been given a period of at least twenty-one (21) days within which to consider whether or not to enter into this Agreement.

[4] Mr. Paden understands that this Agreement shall be effective as of June 29, 2011 (“Effective Date”), provided that the Agreement is not revoked by Mr. Paden within seven days after he signs the Agreement. For a period of seven days after he signs the Agreement, Mr. Paden has the right to revoke and/or cancel this Agreement by the delivery of notice in writing of revocation and/or cancellation to Farmers Bank. In the event that Mr. Paden does not revoke and/or cancel this Agreement during this period, this Agreement shall become effective on the Effective Date. In the event that Mr. Paden revokes this Agreement, Mr. Paden shall not be entitled to any of the consideration set out in this Agreement.

ARTICLE 8 MISCELLANEOUS

8.01 Notices. Any notices, consents, requests, demands, approvals or other communications to be given under this Agreement must be given in writing and must be sent by registered or certified mail, return receipt requested, to Mr. Paden at the last address he has filed in writing with Farmers Bank or, in the case of Farmers Bank, to Farmers Bank’s General Counsel and Secretary at Farmers Bank’s principal offices.

8.02 Entire Agreement. This Agreement including Exhibits “A” and “B” and “C” and “D” attached hereto, supersedes any Prior Agreements or understandings, oral or written, between the Parties, or between Mr. Paden and the Employers, with respect to the subject matter described in this Agreement and Exhibits “A” and “B” and “C”and “D”, and constitutes the entire agreement of the Parties with respect to any matter covered in this Agreement and the Exhibits.

8.03 Amendment and Modification. This Agreement may not be varied, altered, modified, canceled, changed or in any way amended except by written agreement of the Parties. However, by signing this Agreement, Mr. Paden agrees, without any further consideration, to consent to any amendment necessary to avoid penalties under Section 409A.

8.04 Severability. If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement will remain in full force and effect.

8.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement. Facsimile signatures will have the same legal effect as original signatures.

8.06 Tax Withholding. Farmers Bank will withhold from any benefits payable under this Agreement all federal, state, city or other taxes as required by any applicable law or governmental regulation or ruling. Mr. Paden will be responsible for the payment of all taxes associated with any payments or benefits provided under this Agreement.

8.08 Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions described in this Agreement [1] will not constitute a waiver of that or any other term, covenant or condition and [2] will not constitute a waiver or relinquishment of the Party’s right to insist subsequently on strict compliance of the affected (and all other) terms, covenants or conditions of this Agreement.

8.10 Governing Document. Except as otherwise specifically set forth in this Agreement, the terms of this Agreement will supersede and control over any conflicting language in any other agreement, plan, program or practice of Farmers Bank.

8.11 Applicable Law. To the extent not preempted by federal law, the provisions of this Agreement will be construed and enforced in accordance with the laws of the state of Ohio.

8.12 Code Section 409A. This Agreement is intended to satisfy the requirements of Section409A and shall be interpreted and administered consistent with such intent. If any payments or benefits permitted or required to be provided under this Agreement are otherwise reasonably determined by Farmers Bank or Mr. Paden to be subject for any reason to a material risk of additional tax pursuant to Section 409A(a)(1), Farmers Bank and Mr. Paden agree to negotiate in good faith appropriate provisions to avoid such risk without materially changing the economic value of this Agreement to Mr. Paden or the economic value or financial effect of this Agreement on Farmers Bank. If Mr. Paden is determined to be a “specified employee” (within the meaning of Section 409A and as determined under Farmers Bank’s policy for determining specified employees), Mr. Paden shall not be entitled to any payment or benefit that is subject to Section 409A (and for which no exception applies) that is payable on account of Mr. Paden’s “separation from service” (within the meaning of Section 409A) until the expiration of six months from the date of such separation from service (or, if earlier, Mr. Paden’s death). Any payment or benefit that is delayed pursuant to this Section 8.12 shall be paid or commence on the first business day of the seventh month following such separation from service. Farmers Bank agrees that all payments to Mr. Paden that constitute “nonqualified deferred compensation” within the meaning of Section 409A, shall be paid by the Employers in compliance with Section 409A or pursuant to an exemption under Section 409A.

8.13 Headings. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

8.14 Survival of Mr. Paden’s Rights. All of Mr. Paden’s rights hereunder, including his rights to compensation and benefits, and his obligations under Articles 4 and 6 hereof, shall survive the termination of Mr. Paden’s employment and/or the termination of this Agreement.

8.15 Approvals. Farmers Bank represents and warrants to Mr. Paden that it has taken all corporate action necessary to authorize this Agreement.

[signature page attached]

IN WITNESS WHEREOF, the Parties have executed this Agreement, as of June 28, 2011.

FRANK L. PADEN		FARMERS NATIONAL BANC CORP.

/s/ Frank L. Paden		By:	/s/ John S. Gulas

Date signed:	June 28, 2011	Name:	John S. Gulas

		Title:	President and CEO

		Date signed:	June 28, 2011

FARMERS NATIONAL BANK OF CANTIELD

		By:	/s/ John S. Gulas

		Name:	John S. Gulas

		Title:	President and CEO

		Date signed:	June 28, 2011

EXHIBIT A

GENERAL RELEASE

This General Release (the “Agreement”) is made and entered into as of [                    ], by and between Farmers National Banc Corp. and Farmers National Bank (collectively “Farmers Bank” or the “Employers”), and Frank L. Paden (“Mr. Paden”), (collectively, the “Parties”).

ARTICLE I RELEASES, WAIVERS AND REVOCATION RIGHTS

1.01 Release. In consideration of receipt of the payments and benefits set forth in Article 5 of the Retirement Agreement by and between Farmers Bank and Mr. Paden, effective as of June 29, 2011 (“Retirement Agreement”), Mr. Paden does hereby fully and forever surrender, release, acquit and discharge Farmers Bank, and its principals, stockholders, directors, officers, agents, administrators, insurers, subsidiaries, affiliates, employees, successors, assigns, related entities, and legal representatives, personally and in their representative capacities, and each of them (collectively, “Released Parties”), of and from any and all claims for costs of attorneys’ fees, expenses, compensation, and all losses, demands and damage of whatsoever nature or kind in law or in equity, whether known or unknown, including without limitation those claims arising out of, under, or by reason of Mr. Paden’s employment with Farmers Bank (as defined in the Retirement Agreement), Mr. Paden’s relationship with Farmers Bank or any related entity and/or the termination of Mr. Paden’s employment relationship and any and all claims which were or could have been asserted in any charge, complaint, or related lawsuit. Without limiting the generality of the foregoing, Mr. Paden specifically releases and discharges, but not by way of limitation, any obligation, claim, demand or cause of action based on, or arising out of, any alleged wrongful termination, breach of employment contract, breach of implied covenants of good faith and fair dealing, defamation, fraud, promissory estoppel, intentional or negligent infliction of emotional distress, discrimination based on age, pain and suffering, personal injury, punitive damages, and any and all claims arising from any alleged violation by the Released Parties of any federal, state, or local statutes, ordinances or common laws, including but not limited to the Ohio Civil Rights Act, including all provisions of the Ohio Revised Code concerning discrimination on the basis of age, the Age Discrimination in Employment Act of 1967 (“ADEA”), Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act or the Employee Retirement Income Security Act of 1974. This release of rights is knowing and voluntary. Farmers Bank acknowledges that Mr. Paden does not release herein any rights or claims which may arise after the Effective Date of this Agreement (as defined in Section 1.03 of this Agreement) nor any rights he has under the Retirement Agreement, any rights he may have regarding the enforcement of the Retirement Agreement, his rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or his rights to indemnification.

1.02 Waiver of Right to Sue. Except for Farmers Bank’s promises and obligations contained in the Retirement Agreement, Mr. Paden further agrees, promises and covenants that neither he, nor any person, organization, or any other entity acting on his behalf will file, charge, claim, sue or cause or permit to be filed, charged or claimed, any action for damages or other relief (including injunctive, declaratory, monetary relief or other) against Farmers Bank, involving any matter occurring in the past up to the Effective Date of this Agreement or involving any continuing effects of actions or practices which arose prior to the Effective Date of this Agreement or the termination of Mr. Paden’s employment. Mr. Paden covenants and agrees that he heretofore has received all compensation and benefits as an employee of the Farmers Bank and has received all compensation and benefits through the Retirement Date, and is entitled to no additional compensation or benefit under the terms of the Employment Agreement.

1.03 Older Workers’ Benefit Protection Act Waiver. Mr. Paden has certain individual federal rights, which must be explicitly waived. Specifically, Mr. Paden is protected by the ADEA from discrimination in employment because of his age. By executing this Agreement, Mr. Paden waives these rights as to any past or current claims. Notwithstanding anything else in this Agreement, excluded from this Agreement are ADEA age claims that may arise after execution of this Agreement. In connection with the releases in Section 1.01 and waivers in Section 1.02 of any and all claims or disputes that Mr. Paden has or may have on the date hereof, Mr. Paden makes the following acknowledgements:

[1] By signing this Agreement, Mr. Paden waives all claims against the Released Parties for discrimination based on age, including without limitation, any claim which arises under or by reason of a violation of the ADEA.

[2] In consideration of the releases, waivers and covenants made by Mr. Paden under this Agreement, Mr. Paden will be receiving the payments and other benefits in the amounts and manner described in Article 3 of the Retirement Agreement.

[3] Mr. Paden represents and acknowledges that he has consulted with an attorney prior to executing this Agreement and Mr. Paden has been given a period of at least twenty-one (21) days within which to consider whether or not to enter into this Agreement.

[4] Mr. Paden understands that this Agreement shall be effective as of the Effective Date (as defined in the Retirement Agreement) (“Effective Date”), provided that the Agreement is not revoked by Mr. Paden within seven days after he signs the Agreement. For a period of seven days after he signs the Agreement, Mr. Paden has the right to revoke and/or cancel this Agreement by the delivery of notice in writing of revocation and/or cancellation to Farmers Bank. In the event that Mr. Paden does not revoke and/or cancel this Agreement during this period, this Agreement shall become effective on the Effective Date. In the event that Mr. Paden revokes this Agreement, Mr. Paden shall not be entitled to any of the consideration set out in Article 3 of the Retirement Agreement.

ARTICLE 2 MISCELLANEOUS

2.01 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement. Facsimile signatures will have the same legal effect as original signatures.

2.02 Applicable Law. To the extent not preempted by federal law, the provisions of this Agreement will be construed and enforced in accordance with the laws of the state of Ohio.

2.03 Headings. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement, as of             , 2011.

FRANK L. PADEN		FARMERS NATIONAL BANC CORP.

By:

Name:
Date signed:	, 2011
Title:

		Date signed:	, 2011

EXHIBIT B

EMPLOYMENT AGREEMENT

B-1

EXHIBIT C

DEFERRED COMPENSATION AGREEMENT

C-1

EXHIBIT D

INDEMNITY AGREEMENT

D-1